U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934


Date of Report (Date of earliest event reported):  September 11, 2003
                                                   ------------------


                          HIENERGY TECHNOLOGIES, INC.
                -----------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE           0 - 32093             91-2022980
         ----------          ---------             ----------
       (State or other       (Commission          (I.R.S. Employer
        Jurisdiction         File Number)        Identification No.)
      of incorporation)



      1601 ALTON PARKWAY, UNIT B
          IRVINE, CALIFORNIA                              92606
     ----------------------------------------           ---------
    (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:     949.757.0855
                                                     ------------------


       ---------------------------------------------------------------
        (Former name or former address, if changed since last report)

ITEM 9.   REGULATION FD DISCLOSURE

HiEnergy Technologies, Inc. ("we," "us" or the "Company") furnishes this report on Form 8-K pursuant to Regulation FD. The purpose of this report is to respond to questions from investors and to comment on whether we are owned or controlled by associates of Philip Gurian.

The SEC has stated in court filings that "Philip Gurian, who is the son of Jeannine Gurian, controlled or is controlling Hienergy" and that he "is or was the beneficial owner" of 71% of our outstanding stock. The SEC makes the allegations for the purpose of enforcing subpoenas it issued to Philip Gurian, Jeannine Gurian, Rheal Cote and Benil Finance Ltd.

It is a matter of record that on April 25, 2002, Dr. Bogdan Castle Maglich, inventor of the SuperSenzor technology, and his several long-time scientific and business associates, and the few former HiEnergy Microdevices stockholders, acquired approximately 65% of the outstanding stock of HiEnergy Technologies and filled all but one director position. Prior to the reverse acquisition of SLW Enterprises, HiEnergy Microdevices was a privately held technology company based in Irvine, California, and had no affiliation with SLW Enterprises, Barry Alter, Philip Gurian, Jeanine Gurian, Rheal Cote, Benil Finance Ltd., or any of the other stockholders of SLW Enterprises.

Concerning Philip Gurian and his alleged associates, Dr. Maglich states unequivocally, "We are certain that such persons have no voice in our management or even access to the company's officers and directors." Our present board of directors, officers and all other personnel have been proposed by Dr. Maglich. Dr. Maglich steadfastly assures that he would not allow any control, or even influence, by someone outside his management, directors and identifiable stockholders.

Upon first learning of the alleged affiliation of our former stockholders and Mr. Gurian from a reporter with the Dow Jones News Service in February 2003, we conducted our own investigation. Upon discovering in March 2003 about the potential contacts between Mr. Alter and Mr. Gurian, Dr. Maglich obtained the resignation of Mr. Alter from our board of directors.

Moreover, based on documented facts, we know of no reasonable basis to believe that any former SLW shareholders could possibly continue to hold up to 71% of our outstanding stock. In view of the facts, the theoretical maximum a group of former SLW shareholders could now own in HiEnergy would be no more than 10%, unless they purchased their shares on the market, just like everyone else. But even then, their ownership could not be very significant as the ownership of the large majority of our shares can be directly attributed to persons unconnected with SLW and Mr. Gurian.

The aggregate amount of pre-April 2002 outstanding SLW stock was immediately diluted to about 35% of our outstanding stock in April 2002 by the reverse acquisition itself. The SEC allegation that such persons may have held 71% of SLW translates therefore to 25% of our outstanding stock immediately after the reverse acquisition. If we merely take into account all of our subsequent issuances and sales of shares, which further diluted every stockholder's percentage ownership, the owners of 25% at April 30, 2002 would now own no more than 18%. Taking into account that the SEC alleges that some or all of these shares were sold into the market, the continuing ownership, if any, by these persons would be far less than that. Our records indicate that all but a small number of the shares held by such persons were sold or otherwise cancelled.

                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HIENERGY TECHNOLOGIES, INC.

  September 11, 2003               By:/S/ Bogdan C. Maglich
--------------------               -----------------------------------
     (Date)                        Name: Bogdan C. Maglich, Chief
                                         Executive Officer, Chairman of the
                                         Board, President and Treasurer